FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Fund	Fidelity New York Municipal Income Fund
Trade Date	2/21/13
Settle Date	3/1/13
Security Name	NYC MUNI WTR FA 5% 6/15/47
CUSIP	64972GBQ6
Price	112.861
Transaction Value	$18,057,760.00
Class Size	$ 455,955,000
% of Offering	3.509%
Underwriter Purchased From	Barclays Capital
Underwriting Members: (1)	Barclays Capital
Underwriting Members: (2)	Citigroup
Underwriting Members: (3)	M.R.Beal & Company
Underwriting Members: (4)	Ramirez & Co., Inc.
Underwriting Members: (5)	Raymond James Morgan Keegan
Underwriting Members: (6)	BofA Merrill Lynch
Underwriting Members: (7)	Fidelity Capital Markets
Underwriting Members: (8)	Goldman, Sachs & Co.
Underwriting Members: (9)	Jefferies
Underwriting Members: (10)	J.P. Morgan
Underwriting Members: (11)	Loop Capital Markets LLC
Underwriting Members: (12)	Morgan Stanley
Underwriting Members: (13)	RBC Capital Markets
Underwriting Members: (14)	Rice Financial Products Company
Underwriting Members: (15)	Roosevelt & Cross, Incorporated
Underwriting Members: (16)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (17)	TD Securities
Underwriting Members: (18)	U.S. Bancorp
Underwriting Members: (19)	Wells Fargo Securities
Underwriting Members: (20)	BMO Capital Markets
Underwriting Members: (21)	Cabrera Capital Markets, LLC
Underwriting Members: (22)	CastleOak Securities, L.P.
Underwriting Members: (23)	Lebenthal & Co., LLC
Underwriting Members: (24)	Northern Trust
Underwriting Members: (25)	The Williams Capital Group, L.P.